UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 11, 2007
NORTH POINTE HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Michigan	000-51530	38-3615047

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28819 Franklin Road, Southfield, Michigan	48034

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(248) 358-1171
Not applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.121a-2)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On May 11, 2007, North Pointe Holdings Corporation entered into a Stock Purchase Agreement with respect to the acquisition of all of the outstanding shares of capital stock of privately-owned Capital City Holding Company, Inc., a stock property and casualty insurance holding company and South Carolina corporation, Davis-Garvin Holdings, Inc., a South Carolina corporation, Southeastern Claims Excess & Surplus Brokers, Inc., a South Carolina corporation, Southeastern Claims Services, Inc., a South Carolina corporation, Safeco Products, Inc., a South Caroline corporation, and certain affiliates. Capital City Holding Company owns Capital City Insurance Company, a South Carolina property and casualty insurance company that specializes in workers compensation and other commercial specialty coverage for the forestry industry and other commercial risks.
     The Capital City entities offer property and casualty insurance generally to individuals and small- to medium-sized businesses in the southeastern United States, and perform insurance agency and other ancillary services in connection with the insurance business. For the year ended December 31, 2006, Capital City Insurance Company Capital City reported approximately $64 million in direct written premiums. The purchase price for the Capital City entities is expected to be approximately $41 million, which will be paid at closing subject to a $4 million holdback to cover certain indemnification claims. The acquisition of the Capital City entities is subject to obtaining regulatory approval and other customary conditions to closing. It is expected that this acquisition, if it occurs, will be financed by cash on-hand and short-term debt.
Forward-Looking Statements:
     This Form 8-K may contain forward-looking statements, which are not historical facts. These statements involve risks and uncertainties and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This Form 8-K should be read in conjunction with the “Note on Forward-Looking Statements” section in Item 7 of North Pointe Holdings Corporation’s 2006 Form 10-K (which section is incorporated by reference herein) and in conjunction with other SEC reports filed by the Company that disclose other factors that may cause the Company’s actual results to differ materially. North Pointe Holdings Corporation expressly disclaims any current intention to update any forward-looking statements contained in this report as a result of new information or future events or developments.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.
Exhibit 99.1 — Press release dated May 14, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 14, 2007	NORTH POINTE HOLDINGS CORPORATION (Registrant)
	By:	/s/ James G. Petcoff
James G. Petcoff
Its: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	Press release dated May 14, 2007